Exhibit 10.4

Prepared By and
When Recorded Return to:
Harlan L. Paul, Esquire
Paul & Elkind, P.A.
142 East New York Avenue
DeLand, Florida 32724

SECURITY AGREEMENT

     This Security Agreement, dated as of the 30th day of June, 2005, is by and between Richard F. Murphy (“Secured Party”), and Volusia Operations, LLC, a Florida limited liability company (“Debtor”). Terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Purchase Agreement (as defined below).

W I T N E S S E T H:

     WHEREAS, pursuant to that certain Asset Purchase Agreement, of even date herewith, by and among Debtor, Secured Party and Richard F. Murphy, the sole shareholder of Secured Party (the “Purchase Agreement”), Secured Party sold to Debtor the Assets; and

     WHEREAS, it is a condition precedent to the obligation of Secured Party to sell the Assets to Debtor that Debtor shall have executed and delivered this Security Agreement to Secured Party;

     NOW, THEREFORE, in consideration of the premises and to induce Secured Party to sell the Assets to Debtor upon the terms and subject to the conditions set forth in the Purchase Agreement, Debtor hereby agrees with Secured Party as follows:

     1. Defined Terms. As used herein, the following terms shall have the following meanings:

     “Obligations” means the principal of, and interest on, and all other amounts owing under, the Promissory Note.

     “Proceeds” has the meaning assigned in the UCC.

     “Security Agreement” means this Security Agreement, as amended, supplemented or otherwise modified from time to time.

     “UCC” means the Uniform Commercial Code as from time to time in effect in the State of Florida.

     2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, Debtor hereby grants to Secured Party a security interest in all of the Assets and all accessions, substitutions, replacements, betterments, Proceeds and products thereof (collectively, the “Collateral”). This Security Agreement shall be deemed terminated upon full payment of the Obligations.

     3. Representations and Warranties. Debtor hereby represents and warrants that:

          (a) Title; Liens. Debtor has not granted any security interests in, to or under the Assets.

          (b) Location of Tangible Property. The Assets will be located at the Real Property. Debtor may move equipment included in the Assets to other locations upon written notice to Secured Party; and Debtor agrees to promptly execute and deliver to Secured Party the documents and instruments described in Section 4(a) below in order for Secured Party to perfect its security interest therein.

     4. Covenants. Debtor covenants and agrees with Secured Party that, from and after the date of this Security Agreement until the Obligations are paid in full:

          (a) Additional Documents; Pledge of Instruments. Debtor agrees to promptly and duly execute and deliver all such other and further documents, agreements and instruments and take such further action as Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the liens created hereby. Debtor also hereby authorizes Secured Party to file any such financing or continuation statement without the signature of Debtor to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

          (b) Maintenance of Records. Debtor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts and Contracts. Debtor will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. For the further security of Secured Party, Secured Party shall have a security interest in all of Debtor’s books and records pertaining to the Collateral, and Debtor shall turn over any such books and records to Secured Party or to its representatives during normal business hours at the request of Secured Party.

          (c) Right of Inspection. Secured Party shall have the right to inspect Debtor’s books and records upon reasonable request. Upon notice to Debtor, Secured Party and its representatives shall at all times also have the right to enter into and upon any premises where any of the Inventory or Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

          (d) Compliance with Laws, Etc. Debtor will not directly or indirectly, violate the provisions of any laws, rules or regulations.

          (e) Limitation on Liens on Collateral/Subordination Agreements. Debtor will not create, assume or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any lien or claim on or to the Collateral, and will defend the right, title and interest of Secured Party in and to any of the Collateral against the claims and demands of all Persons whomsoever.

          (f) Maintenance of Insurance. Debtor will maintain, or cause to be maintained, insurance as is reasonable and customary with Secured Party being named as loss payee and additional insured on all insurance policies which pertain to the Collateral.

          (g) Further Identification of Collateral. Debtor will furnish to Secured Party from time to time upon request statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail and in form satisfactory to Secured Party. A schedule of the initial collateral is attached hereto as Exhibit “___”.

          (h) Notices. Debtor will advise Secured Party promptly, in reasonable detail, (i) of any lien (other than liens created hereby) on, or claim asserted against, any of the Collateral other than permitted encumbrances and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral hereunder.

     5. Secured Party’s Appointment as Attorney-in-Fact.

          (a) Powers. Debtor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Debtor and in the name of Debtor or in its own name, from time to time in Secured Party’s discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement. Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until the Obligations shall have been paid in full or this Security Agreement shall have been terminated.

          (b) No Duty on the Part of Secured Party. The powers conferred on Secured Party hereunder are solely to protect the interests of Secured Party in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Debtor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct, it being the intent of the parties hereto that Secured Party shall not be accountable for its own negligence.

     6. Remedies. If an event of default occurs under the Promissory Note, and such default is not cured within any applicable cure period, then Secured Party may exercise, in addition to all other rights and remedies granted to them in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Debtor or any other Person (all and each of which demands, offenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Debtor, which right or equity is hereby waived and released. Debtor further agrees, at Secured Party’s request, to assemble the Collateral and make it available to Secured Party at places which Secured Party shall reasonably select, whether at Debtor’s premises or elsewhere. Secured Party shall apply the net Proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Secured Party hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as Secured Party may elect, and only after such application and after the payment by Secured Party of any other amount required by any provision of law, need Secured Party account for the surplus, if any, to Debtor. To the extent permitted by applicable law, Debtor waives all claims, damages and demands it may acquire against Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least five (5) days before such sale or other disposition. Debtor shall remain liable for any deficiency if the Proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by Secured Party to collect such deficiency.

     7. Limitation on Duties Regarding Preservation of Collateral. Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the UCC or otherwise, shall be to deal with it in the same manner as Secured Party deals with similar property for its own account. Neither Secured Party, nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Debtor or otherwise.

     8. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     9. Paragraph Headings. The paragraph headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     10. No Waiver; Cumulative Remedies. No failure to exercise, nor any delay in exercising, on the part of Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law or in any of the other loan documents.

     11. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified, altered or amended except by a written instrument executed by Debtor and Secured Party. This Security Agreement shall be binding upon the successors and assigns of Debtor and shall inure to the benefit of Secured Party and its successors and assigns.

     12. Choice Of Law. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA.

     13. Notices. Notices to be given hereunder may be given as provided in the Purchase Agreement.

     14. Counterparts. This Security Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument, and in making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart.

     IN WITNESS WHEREOF, Debtor and Secured Party have caused this Security Agreement to be duly executed and delivered as of the date first above written.

VOLUSIA OPERATIONS, LLC
By:	BOUNDLESS TRACK OPERATIONS, INC. its Manager
By:	/s/ Brian Carter
Brian Carter,
Vice President and Chief Financial Officer

/s/ Richard F. Murphy
Richard F. Murphy, individually

5